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                                                                     EXHIBIT 3.1


                                                                          PAGE 1

                                    DELAWARE
                           -------------------------
                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SIGMATRON INTERNATIONAL, INC. ", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF OCTOBER, A.D. 2004, AT 8 O'CLOCK A.M.


     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


     [SEAL]      /s/ Harriet Smith Windsor
                 -------------------------------------------------------
                 Harriet Smith Windsor, Secretary of State


2359632   8100                                   AUTHENTICATION: 3435671

040754462                                                 DATE: 10-26-04
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                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                   DELIVERED 08:00 AM 10/19/2004
                                                    FILED 08:00 AM 10/19/2004
                                                   SRV 040754462 -- 2359632 FILE


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          SIGMATRON INTERNATIONAL, INC.


     SigmaTron International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended, DOES HEREBY CERTIFY:


     First: That at a duly convened meeting of the Board of Directors pursuant to Section 141 of the General Corporation Law of the State of Delaware, as amended, resolutions were duly adopted by the board of Directors of SigmaTron International, Inc. (the "Corporation") setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment advisable and directing that the proposed amendment be submitted to the stockholders of the Corporation for consideration and adoption pursuant to
Section 242 of the General Corporation Law of the State of Delaware, as amended, said amendment being as follows:


     RESOLVED, that the Certificate of Incorporation of the Corporation be amended by amending and restating the first sentence of Article Fourth of said Certificate of Incorporation to read as follows:


          Fourth. The total number of shares of stock of all classes which the Corporation is authorized to issue is Twelve Million Five Hundred Thousand (12,500,000) of which Twelve Million (12,000,000) shares shall be classified as common stock, $0.01 par value per share ("Common Stock"), and Five Hundred Thousand (500,000) shares shall be classified as preferred stock, $0.01 par value per share ("Preferred Stock").


     Second: That thereafter, at the duly convened 2004 Annual Meeting of Stockholders of the Corporation, the holders of a majority of the stock of the Corporation entitled to vote at said meeting voted in favor of and adopted said amendment.


     Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, as amended.

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     Fourth: That the capital of the Corporation will not be affected by or reduced under or by reason of said amendment.


     IN WITNESS WHEREOF, said SigmaTron International, Inc. has caused this Certificate to be signed by Gary R. Fairhead, its President and Chief Executive Officer, and attested by Linda K. Blake, its Secretary, this 21st day of September, 2004.


                                  By:  /s/ Gary R. Fairhead
                                      --------------------------------------
                                      Gary R. Fairhead, President and
                                      Chief Executive Officer



Attested:


By: /s/ Linda K. Blake
---------------------------
    Linda K. Blake, Secretary